BMC Software Raises Outlook for Second Fiscal Quarter Company Expects Revenues and Non-GAAP EPS to Exceed August Guidance

Editorial Contacts:

Corporate Communications
Mark Stouse
mark_stouse@bmc.com
+1 832 715 0234

Investor Relations
Derrick Vializ
derrick_vializ@bmc.com
+1 713 918 1805

BMC Software
2101 City West Blvd.
Houston, TX 77042
www.bmc.com

HOUSTON, October 10, 2006 – BMC Software [NYSE:BMC] today raised its outlook for its second fiscal quarter ending September 30, 2006.
The Company said that it expects revenues and non-GAAP earnings per share for the period to exceed the high end of the guidance range that the Company provided in August. At that time, the Company estimated that second fiscal quarter revenues would be in the range of $365 million to $380 million and that non-GAAP EPS would be in the range of 27 cents to 32 cents.
The Company also said that it would issue second fiscal quarter results and updated fiscal 2007 guidance on November 8, 2006.
The Company is hosting its annual investment community conference in New York
City tomorrow and will provide a live web cast of the event, beginning at
8:30am Eastern Time. A link to the web cast can be found at
www.bmc.com/investors.

Non-GAAP EPS excludes special items including expenses for amortization of acquired technology and intangibles, stock-based compensation and restructuring, and is based on an estimated tax rate of 28 percent.
The preliminary financial estimates and statements concerning the Company’s future prospects contained in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. The
preliminary estimates of revenues and earnings per share contained in this press release are subject to change.
The Company will report final financial results for its fiscal second quarter on November 8, 2006. These final financial results could be materially different from the estimates in this press release because the Company has not completed its second quarter financial statement compilation and review.
Additionally, numerous important factors affect the Company’s operating results and could cause the Company’s actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, the Company, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the Company’s revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) the Company’s operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect the Company’s earnings; 4) the Company’s maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 5) new software products and product strategies may not be timely introduced or successfully adopted; 6) the Company’s quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in the Company’s filings with the SEC; 7) the Company’s effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the company’s earnings; and 8) the additional risks and important factors described in the Company’s Annual Report on Form 10-K filed with the
U.S. Securities and Exchange Commission. This filing is available on the company’s website at www.bmc.com/investors. The Company undertakes no obligation to update information contained in this release.

About BMC Software
BMC Software is a leading global provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC solutions span enterprise systems, applications, databases and service management. Founded in
1980, BMC posted fiscal 2006 revenues of approximately $1.5 billion. For more information, visit www.bmc.com.

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